Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 16, 2007, accompanying the consolidated financial statements included in the Annual Report of SAN Holdings, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of SAN Holdings, Inc. on Form S-1 (File No. 333-137207, effective January 31, 2007) and Form S-8 (File No. 333-81910, effective January 31, 2002).

/s/ GRANT THORNTON LLP

Denver, Colorado
April 16, 2007